Exhibit 16.1

HEIN & ASSOCIATES LLP LETTERHEAD

November 16, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Lapolla Industries, Inc.’s statements included under Item 4.01 of its Form 8-K filed on November 16, 2017 and we agree with such statements concerning our firm.

/s/ Hein & Associates LLP
Houston, Texas